UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2015

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On May 28, 2015 Seneca Foods Corporation and Pacific Coast Producers jointly terminated the asset purchase agreement entered into on March 19, 2015 relating to the proposed sale of Seneca's Modesto, California fruit processing facility, and its related business to Pacific Coast Producers.

On May 26, 2015, both companies received a Request for Additional Information and Documentary Material (commonly known as a "Second Request") from the Department of Justice which would extend the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In light of the delay associated with the Second Request relative to the upcoming production season, both companies agreed to terminate the asset purchase agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    May 28, 2015

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin
Timothy J. Benjamin
Chief Financial Officer and Treasurer